UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15 (d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2008

CAMDEN NATIONAL CORPORATION
(Exact name of Registrant as specified in charter)

MAINE	01-28190	01-0413282
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS employer Identification No.)

Two Elm Street, Camden, Maine	04843
(Address of principal executive offices)	(Zip Code)

(207) 236-8821
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 31, 2008, the Camden National Corporation (the “Company”) issued a press release announcing that, on July 29, 2008, the Board of Directors appointed Deborah A. Jordan, 42, to serve as the new Chief Financial Officer effective September 1, 2008. Also effective September 1, 2008, Ms. Jordan will assume the duties of Principal Financial and Accounting Officer from Ms. Susan Westfall, Senior Vice President and Corporate Controller.

Previously, from January 1992 to August 2008, Ms. Jordan served as executive vice president and chief financial officer of Merrill Merchants Bancshares, Inc. based in Bangor, Maine, prior to its acquisition by Chittenden Corporation and People’s United Financial Inc. Prior to joining Merrill Merchants Bancshares, Inc.,  from August 1987 to  December 1992, Ms. Jordan was an audit manager for Arthur Andersen in its Boston office.

As part of her executive compensation package, Ms. Jordan was awarded 7,500 stock options of Camden National Corporation stock and she will participate in the Executive Incentive Plan, the Long Term Incentive Plan and the Defined Contribution Retirement Plan.  Ms. Jordan's base salary is $175,000.  There is no arrangement or understanding in connection with Ms. Jordan’s appointment as Chief Financial Officer.  There are no related party transactions between the Company and Ms. Jordan reportable under Item 404(a) of Regulation S-K.

The Company’s press release regarding the matters described in this Item 5.02 of this Current Report on Form 8-K, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.     Financial Statements and Exhibits.

(d)       The following exhibits are filed with this Report:

Exhibit No.	Description

99.1	Press release announcing appointment of Deborah A. Jordan, CPA

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be filed on its behalf by the undersigned thereunto duly authorized.

CAMDEN NATIONAL CORPORATION

By:	/s/ Susan M. Westfall	Date: July 31, 2008
Susan M. Westfall
SVP Corporate Controller and Principal Financial & Accounting Officer